Exhibit 8

ALMADEN MINERALS LTD.
Corporate Organizational Chart
December 31, 2013


Almaden Minerals Ltd.
("Almaden")
Canada
TSX: AMM
NYSE MKT: AAU
ATW Resources Ltd.
("ATW")
Canada
50%
Williams Creek 50%
Gold Mountain Mining Corp.
("Gold Mountain")
Canada
TSX-V: GUM
~39% (26.75MM) shares
Puebla Holdings Inc.
("Puebla")
Canada
100%
Pangeon Holdings Ltd.
("Pangeon")
Canada
100%
ATW Joint Venture
Williams Creek 30%
Harry Winston 4%
Minera Gorrión SA de CV
("Gorrion")
Mexico
49,999 shares
99.9%
Minera Alondra SA de CV
("Alondra")
Mexico
49,999 shares
99.9%
Compañía Minera Zapata SA de CV
("Zapata")
Mexico
49,999 shares
99.9%
Almaden de Mexico SA de CV
("Almaden de Mexico")
Mexico
49,999 shares
99.9%
Minera Gavilán SA de CV
("Gavilan")
Mexico
49,999 shares
99.9%
Ixtaca Precious Metals Inc.
("Ixtaca")
Canada
100%
Republic Resources Inc.
("Republic")
Canada
100%
Almaden America Inc.
("Almaden America")
USA
100%